NEWS RELEASE

Contact:

Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Sycle, LLC
Peter Adams
Director of Sales & Marketing
415-358-6376
peter@sycle.net

ALLIANCE DATA SIGNS NEW LONG-TERM AGREEMENT WITH SYCLE, LLC TO PROVIDE CREDIT SERVICES FOR
HEARING CARE PATIENTS

Offering Extends to Sycle’s 4,000 Hearing Care Clinics Nationwide

DALLAS – April 7, 2011 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a new long-term agreement with Sycle, LLC, a fast-growing provider of subscription-based practice management software for audiology clinics, to provide their patients with credit services for hearing devices and related services. Headquartered in San Francisco, Sycle (also known as Sycle.net) provides online, real-time, multi-location appointment scheduling and one-to-one marketing and patient relationship management systems to nearly 4,000 hearing care clinics throughout the United States, and is the largest and fastest-growing audiology service provider. With 30 percent of Americans over the age of 65 having hearing loss, and demand growing for audiology services for aging Baby Boomers entering 65 years of age this year, the market opportunity is estimated to exceed $7 billion by 2016.

Under terms of the agreement, Alliance Data will provide integrated credit services, including receivables funding, credit authorization, statement generation, remittance processing and customer service functions. Alliance Data’s services will integrate with Sycle’s patient management and reporting system, making it seamless for clinics to offer credit services.

“Since the launch of the company in 2001, Sycle has helped thousands of hearing care practice managers—from those at small, family-owned facilities to large enterprise networks of audiology clinics—manage and maintain their business operations efficiently and securely. The addition of the credit services provided by Alliance Data greatly enhances our core product, and ensures our partner clinics will have the financial management services they need to pursue continued revenue growth and profitability,” said Ridge Sampson, Sycle’s chief executive officer. “Partnering with talented audiologists to help them develop growing, successful practices is the essence of our business, and we’re excited to bring this new level of value to their businesses as well. We look forward to working with Alliance Data to secure our market-leading role as the hearing care practice management system of choice.”

“This new relationship will help Sycle’s clients build their businesses and demonstrates Alliance Data’s commitment to pursuing profitable growth opportunities beyond our traditional retail segment,” said Ivan Szeftel, president of Retail Services for Alliance Data. “For nearly a decade, Sycle has been successfully providing critical office management solutions that have enabled them and their clients to grow. I’m pleased that our credit solution will offer even greater opportunities to build their businesses by delivering a much-needed service. We’re excited about bringing our offering and expertise to this new partnership with Sycle, and look forward to helping them strengthen the relationships between their clients and patients by further enhancing each customer’s experience.”

About Sycle, LLC
Sycle.net, the number one hearing care practice management system, is designed to market and grow hearing care businesses. Multiple office locations are instantly networked together. Integrated marketing features, such as referral tracking, callback reminders, and detailed marketing lists save time and promote increased sales and efficiency. For more information visit www.sycle.net or the Sycle.net web channel on Audiology Online at www.audiologyonline.com/channels/sycle.net.asp

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands.  Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies.  Headquartered in Dallas, Alliance Data employs approximately 7,400 associates at 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

# # #